UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2006

                      Morgan Stanley Charter Millburn L.P.
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             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                   0-25605                     13-4018065
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(State or Other Jurisdiction      (Commission                 (IRS Employer
     of Incorporation)            File Number)              Identification No.)

c/o Demeter Management Corporation, 330 Madison Avenue,
8th Floor, New York, NY                                            10017
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (212) 905-2700

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act
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      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
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      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Officers.

(b) Effective May 1, 2006, Jeffrey A. Rothman will no longer serve as President of Demeter Management Corporation ("Demeter"), the general partner of the Registrant, and as a director and Chairman of the Board of Directors (the "Board") of Demeter.

      Also, effective May 1, 2006, Richard A. Beech and Shelley Hanan will no longer serve as directors of the Board.

(d) Effective May 1, 2006, the following individuals will serve as directors of the Board, subject to approval by and registration with the National Futures
Association: Richard D. Gueren, Michael P. McGrath and Bruce D. Simon.

      Richard D. Gueren, age 45, is Executive Director, Retail Options and Transactional Futures at Morgan Stanley. He is responsible for marketing options products to the firm's approximately 400 offices and 8,000 Financial Advisors. Mr. Gueren first joined Dean Witter back in August 1986, as a member of the Options Strategy/Trading team. In 1997, Dean Witter merged with Morgan Stanley. Mr. Gueren is the firm's Senior Registered Options Principal. He is a member of several Morgan Stanley committees, including the firm's National Error Committee and Best Execution Committee. He is an advisory member to the Credit & Risk Committee. Mr. Gueren is also an active member of several exchange and industry committees, including the Retail Advisory committees for the Chicago Board Options Exchange, the American Stock Exchange, the Philadelphia Stock Exchange, the Pacific Stock Exchange, and the International Securities Exchange. Mr. Gueren is also an Industry Arbitrator for the NASD and has been seated on numerous industry cases over the past eight years. He has also been asked to testify as an expert witness regarding options on numerous occasions. Mr. Gueren holds a Bachelor of Science in Economics from the University of Hartford.

      Michael P. McGrath, age 37, is a Managing Director and the Director of Product Development for Morgan Stanley's Global Wealth Management Group. In this role, Mr. McGrath oversees the flow of new products and services being offered through Global Wealth Management in the United States. He coordinates the firm's New Product Committee as well as being a voting member on the committee. He is also a voting member of the Global Wealth Management Alternative Investments Due Diligence Committee, the Global Wealth Management Insurance Due Diligence Committee and the Portfolio Architect Oversight Committee. Mr. McGrath joined Morgan Stanley in 2004, after three years with Nuveen Investments, a publicly traded investment management company headquartered in Chicago, Illinois. At Nuveen, Mr. McGrath served as a Managing Director and oversaw the development of alternative investment products catering to the ultra-high net worth investor. Mr. McGrath received his BA degree from Saint Peters College in 1990 and his MBA in Finance from New York University in 1996.

      Bruce D. Simon, age 49, is a Managing Director and the U.S. Chief Investment Officer for Morgan Stanley's Private Wealth Management business, which serves ultra-high net worth families and institutions throughout the world. In this role, Mr. Simon oversees the investment advisory activities of Private Wealth Management's clients in the United States. Mr. Simon manages a group of internal asset managers, and is also responsible for research and due diligence on all external traditional and alternative investment managers offered through Morgan Stanley's "open architecture" platform. Mr. Simon joined Morgan Stanley in 2002, after eight years with the Glenmede Trust Company, a privately owned trust and investment management company headquartered in Philadelphia, Pennsylvania. At Glenmede, Mr. Simon served as the Chief Investment Officer for nearly five years, and his duties included overseeing a staff of thirty investment professionals in a variety of investment disciplines including portfolio management, equity research, and external manager selection. Mr. Simon also managed the firm's flagship equity mutual fund, the Glenmede Strategic Equity Fund. Prior to this role, Mr. Simon served as the President of the Glenmede Trust Company of New Jersey, a wholly owned subsidiary of the Glenmede Corporation. Before that, he spent ten years at Wells Fargo Bank in San Francisco in a variety of investment management related roles. He has made numerous appearances on CNBC and Bloomberg television and has been quoted frequently in the financial press. Mr. Simon received his BS degree from Penn State University in 1978 and his MBA in Applied Economics from George Washington University in 1981, and is a Chartered Financial Analyst.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MORGAN STANLEY CHARTER MILLBURN L.P.

Date: March 27, 2006            By:   Demeter Management Corporation
                                      as General Partner


                                   /s/ Jeffrey A. Rothman
                                ------------------------------------
                                Name:  Jeffrey A. Rothman
                                Title: President